UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 26, 2014 (September 25, 2014)
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)
Delaware	74-2657168
(State Or Other Jurisdiction OfIncorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Company’s Compensation Committee of the Board of Directors authorized the granting to its executive officers (the “Optionees”) stock option awards to acquire an aggregate of 300,000 shares of Common Stock (the “Stock Options”) under Part I and Part II of the Executive Incentive Compensation Plan (the “Plan”) at an exercise price of $4.32 per share reflecting the quoted end of trading day market price of the underlying Common Stock at the date of grant.

Prior to issuing such stock option grants, the Company realized that there were not enough shares reserved for issuance of the stock options under the Sharps Compliance Corp. 2010 Stock Plan (the “2010 Plan”).

Therefore, on September 25, 2014, the Board of Directors cancelled the Stock Options and entered into an Option Cancellation Agreement with each Optionee, which provides for each Optionee to receive (i) new options to acquire the same number of shares of Common Stock as described in such Optionee’s Stock Options, subject to approval of the stockholders of the increase in number of shares available under the Plan, at an exercise price equal to the greater of $4.32 or the “fair market value” (as defined in the 2010 Plan) of the shares of the Common Stock on the new grant date (the “New Exercise Price”) and (ii) at the Board of Directors’ discretion, either (a) payment of an amount in cash equal to the number of shares of Common Stock covered by such Optionee’s Stock Options, multiplied by the excess, if any, of the New Exercise Price over the exercise price per share of Common Stock covered by such Stock Options, less all tax withholding required by applicable law, (b) the grant of new option or options (“Additional Options”) with an aggregate value equal to the number of shares of Common Stock covered by such Optionee’s Stock Options, multiplied by the excess, if any, of the New Exercise Price over the exercise price per share of Common Stock covered by such Stock Options, with the number of Additional Options to be determined as the aggregate value divided by the value of a single option on the new grant date as determined using the Black-Scholes valuation method, or (c) a combination of (a) and (b).

In September 2014, the Board of Directors approved that the Company recommend to the stockholders of the Company that the 2010 Plan be amended to increase the number of shares of Common Stock available for awards thereunder from 1,000,000 to 3,000,000 in conjunction with the Annual Stockholder Meeting scheduled for November 20, 2014. This recommendation will be included in the Company’s 2014 Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2014	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer